UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to Controlled Equity OfferingSM Sales Agreement

On May 23, 2014, PharmAthene, Inc. (the “Company”) entered into Amendment No. 1 (the "Amendment") to the Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which the Company may offer and sell, from time to time, through Cantor additional shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $15.0 million. These shares would be in addition to the shares of Common Stock having an aggregate offering price of up to $15.0 million under the initial Agreement, of which approximately $4.4 million is still available as of the date hereof for sale by the Company through July 26, 2014 under the prospectus supplement, dated March 25, 2013 (collectively, the "ATM Program") pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-175394), the base prospectus filed as part of such Registration Statement, and the prospectus supplement included therein. Reference is made to the Company's Registration Statement on Form S-3 filed on May 23, 2014, and the relevant exhibits thereto, for a description of the Amendment, which description is incorporated by reference herein. The Amendment reflects a continuation, and an increase by up to $15.0 million, of the existing ATM Program described in the prospectus supplement dated March 25, 2013. The prospectus supplement, dated March 25, 2013, relating to the first $15.0 million of shares of Common Stock pursuant to the Agreement, as amended, will remain available for the sale of Common Stock by the Company until the earlier of (i) the sale of all shares of Common Stock thereunder or (ii) July 26, 2014. Other than as set forth above, all terms and provisions of the Agreement shall continue in full force and effect. Reference is made to the Company's Current Report on Form 8-K filed on March 25, 2013, and the relevant exhibits thereto, for a description of the Agreement, which is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares, nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.	Other Events.

Filing of Registration Statement on Form S-3

On May 23, 2014, the Company filed a Registration Statement on Form S-3 covering the sale from time to time of up to $100,000,000 of securities. The Company's Registration Statement on Form S-3 declared effective on July 27, 2011 will generally not be available for the sale of securities by the Company after July 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: May 23, 2014	By:	/s/ Linda L. Chang
Linda L. Chang Senior Vice President, Chief Financial Officer and Corporate Secretary